UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION

13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2006

FIVE STAR QUALITY CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

            Maryland

(State or other jurisdiction

of incorporation)

Commission File No. 1-16817	04-3516029
(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 796-8387

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 14, 2006, we entered into an amendment, or the Amendment, to our lease for two rehabilitation hospitals, or the Lease, with Senior Housing Properties Trust, or Senior Housing, to extend the date by which we must receive all health regulatory approvals required to operate the two hospitals and the term of the Lease must commence from July 31, 2006 to September 8, 2006. The effective date of the Amendment is July 31, 2006. The other material terms of the Lease, which are described in our Current Reports on Form 8-K filed on March 6 and July 7, 2006, and which are similar to the material terms of our other leases with Senior Housing which are described in our Annual Report on Form 10-K for the year ended December 31, 2005, remain unchanged. The Amendment is filed as Exhibit 10.2 and is incorporated herein by reference.

We were a subsidiary of Senior Housing prior to its spin-off in 2001, and Senior Housing owns and is our landlord for 135 of our 153 communities. We have material relationships with Senior Housing that are more fully described in paragraphs one through five of the section titled “Certain Relationships and Related Transactions” of our Definitive Proxy Statement for our annual meeting of shareholders held on May 23, 2006, as filed with the Securities and Exchange Commission, or the SEC, and the section titled “Related Party Transactions” of Item 2 of our Quarterly Report on Form 10-Q filed with the SEC for the quarter ended June 30, 2006, which parts of such filings we collectively incorporate by reference into this Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
10.1	Letter Amendment to Master Lease Agreement, dated as of July 13, 2006, by and among HRES1 Properties Trust, as landlord, and FS Patriot LLC and FS Commonwealth LLC, as tenants.
10.2	Third Amendment to Master Lease Agreement, dated as of July 31, 2006, by and among HRES1 Properties Trust, as landlord, and FS Patriot LLC and FS Commonwealth LLC, as tenants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

By: /s/ Bruce J. Mackey

Name: Bruce J. Mackey

Title: Treasurer and Chief Financial Officer

Date: August 17, 2006